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                                                                   EXHIBIT 10.50


                             STOCKHOLDERS AGREEMENT

                 Agreement dated as of January 30, 1998 between WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership (the "Stockholder"), AURORA ELECTRONICS, INC., a Delaware corporation ("Parent") and THE CERPLEX GROUP, INC., a Delaware corporation (the "Company").

                 WHEREAS, pursuant to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") among Parent, Holly Acquisition Corp., a newly organized wholly-owned Delaware subsidiary of Parent ("Sub"), and the Company, Parent desires to acquire the Company through the merger (the "Merger") of Sub with and into the Company;

                 WHEREAS the Stockholder beneficially owns approximately 74% of the outstanding voting stock of Parent, consisting of 433,319 shares of Convertible Preferred Stock, $.01 par value ("Parent Preferred Stock"), of Parent;

                 WHEREAS Parent desires to amend its Restated Certificate of Incorporation pursuant to a Certificate of Amendment substantially in the form of Exhibit A hereto (the "Parent Certificate of Amendment") to authorize, among other things, additional shares of Common Stock, $.03 par value ("Parent Common Stock"), of Parent that are contemplated to be issued in the Merger;

                 WHEREAS the Stockholder is willing to agree to vote in favor of the Parent Certificate of Amendment at any meeting of the stockholders of the Parent called for such purpose and to execute and deliver any written consent approving the Parent Certificate of Amendment in lieu of such meeting;

                 WHEREAS, subject to the consummation of the Merger and the transactions contemplated by the Securities Purchase and Exchange Agreement of even date herewith (the "Securities Purchase and Exchange Agreement"), among Parent, the several purchasers named in Annex I thereto (including the Stockholder), and WCAS Capital Partners II, L.P., a Delaware limited partnership, the Stockholder is willing to convert all the outstanding shares of Parent Preferred Stock owned by it into Parent Common Stock on the terms and subject to the conditions set forth therein; and

                 WHEREAS, in the event the Merger Agreement terminates in accordance with its terms without consummation of the Merger contemplated thereby, (i) the Stockholder is willing to grant the Company an option to purchase (A) an aggregate $18,069,375 principal amount of Amended and Restated Senior Subordinated Notes due November 19, 2001 (collectively, the "Cerplex Subordinated Notes"), of the Company and (B) warrants (collectively, the
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"Cerplex Warrants") to purchase an aggregate 1,500,096 shares of Common Stock,
$.001 par value, of the Company, for a price equal to the consideration paid by the Stockholder for said Notes and Warrants pursuant to the Note and Warrant Assignment and Transfer Agreement, dated of even date herewith, among the several note and warrant holders named in Schedule I thereto and the Stockholder, and (ii) Parent is willing to grant the Company an option to purchase all outstanding Subordinated Notes due June 30, 1998 (the "Cerplex Bridge Notes") purchased by Parent pursuant the Note Purchase Agreement of even date herewith between Parent and the Company at a price equal to the principal amount of the Cerplex Bridge Notes plus accrued interest thereon;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                 SECTION 1.  Voting Agreement.

                 (a) From and after the date hereof, at any meeting (whether annual or special or both) of the stockholders of Parent, including any adjournment or postponement thereof, the Stockholder agrees, with respect to all shares of Parent Common Stock and Parent Preferred Stock owned by such Stockholder on the date hereof or acquired hereafter that are entitled to vote at such meeting or over which such Stockholder has voting power (and any and all other shares of Parent Common Stock or Parent Preferred Stock or other securities issued on or after the date hereof in respect or upon conversion of any such shares), (i) to vote in favor of the Parent Certificate of Amendment,
(ii) to execute and deliver one or more consents in writing (pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "GCL")) in lieu of such meeting or adjournment thereof, and (iii) if no meeting of stockholders is scheduled in accordance with the Merger Agreement, or any such meeting is canceled or adjourned, and no action is taken by written consent in lieu thereof, to call a special meeting of stockholders of Parent or to act by written consent for the purpose of approving the Parent Certificate of Amendment or any action with respect thereto.

                 SECTION 2. Further Assurances. Subject to the terms and conditions herein provided, the Stockholder agrees to (i) perform its obligations under the Securities Purchase and Exchange Agreement in accordance with the terms thereof, provided, however, that the foregoing shall not require the Stockholder to waive any condition to its obligation to close set forth therein, (ii) continue to guarantee the obligations under the Credit Agreement dated as of March 29, 1996, as amended, among Aurora Electronics Group, Inc., The Chase Manhattan Bank, as Agent





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thereunder (the "Agent"), the guarantors named therein and the lenders named therein, in accordance with the terms of the Amended and Restated Guarantee, dated as of December 23, 1997 (the "Chase Guarantee") made by the Stockholders in favor of the Agent, and (iii) to forbear exercising any rights under the Cerplex Subordinated Notes through June 30, 1998 (or, if earlier, until the expiration of the Option Period (as defined below)) and (iv) to use its reasonable best efforts to cause Parent to take all actions, and to cause Parent to do all things, that Parent has agreed to do or perform, pursuant to the Merger Agreement, the Securities Purchase and Exchange Agreement, the Cerplex Note Purchase Agreement and the Cerplex Note, subject to the terms and conditions set forth in such agreements. Subject to the terms and conditions herein provided, with respect to the Cerplex Subordinated Notes the Stockholder further agrees, and the Company and the Stockholder hereby amend Section 4.1(b)(ii) of each of those separate Amended and Restated Note Purchase Agreements, each dated as of April 9, 1997, as amended by the First Amendment Agreement dated as of August 20, 1997 to provide, that on any interest payment date commencing with the February 19, 1998 interest payment date until the sooner to occur of (i) June 30, 1998, (ii) the expiration of the Option Period and (iii) payment in full in cash of all indebtedness and termination of all obligations to provide financial accommodations under that certain Credit Agreement dated as of October 12, 1994 between the Company, the lender listed on the signature page thereof and Citibank, N.A., the Company may satisfy its obligation to pay interest on each Cerplex Subordinated Note (each, a "Note") by adding an additional principal amount to the then outstanding principal amount of such Note equal to the aggregate amount of the interest payment in respect of such Note that is due on such interest payment date.
Notwithstanding the foregoing provisions of this Section 2, it is understood and agreed that the Stockholder in performing its obligations under this
Section 2 in no circumstances (except as and to the extent specifically provided in the Securities Purchase and Exchange Agreement and under the Chase Guarantee and the Chase Letter) shall be required (x) to expend any monies, guarantee any obligations, deliver any assets, institute any litigation or otherwise make any undertakings with respect thereto similar in purpose or effect or (y) cause Parent to waive any condition to its obligation to consummate the transactions contemplated by the Merger Agreement, the Securities Purchase and Exchange Agreement, the Cerplex Note Purchase Agreement and the Cerplex Note.

                 SECTION 3. Conversion of Parent Preferred Stock. Subject to, and simultaneously with, the consummation of the Merger and the transactions contemplated by the Securities Purchase and Exchange Agreement, the Stockholder agrees to convert into Parent Common Stock in accordance with the Certificate of Incorporation of Parent all outstanding shares of Parent Preferred Stock owned of record or beneficially by it immediately





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prior to the transactions contemplated by the Securities Purchase and Exchange
Agreement. The number of shares of Parent Common Stock held by, or issuable to, the Stockholder pursuant to the exercise of all warrants, convertible securities and other rights (including, without limitation, antidilution rights) is as set forth in Section 5.02 of the Merger Agreement and Schedule
5.02 thereto, and there are no outstanding antidilution rights other than those waived pursuant to Section 6 below.

                 SECTION 4. Company's Option to Repurchase Certain Securities. The Stockholder and Parent agree that in the event that the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated, the Company shall have the right and option, for a period of 30 days after the termination of the Merger Agreement (the "Option Period"), to purchase from (i) the Stockholder, all (but not less than all) of the Cerplex Subordinated Notes and the Cerplex Warrants for an aggregate purchase price equal to $5,784,458 in cash and/or (ii) from Parent, all (but not less than all) the outstanding Cerplex Bridge Notes for a purchase price equal to the principal amount thereof plus all interest accrued thereon to the date of payment. The Company shall exercise such right and option to purchase such securities by mailing a written notice (a "Notice of Election") to the Stockholder or Parent, as the case may be, within the Option Period. If a Notice of Election shall have been received as aforesaid by the Stockholder or Parent, the Stockholder or Parent, as the case may be, shall sell the subject securities to the Company as set forth above. The closing of any such sale shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, no later than 30 days following the expiration of the Option Period, or such other place and earlier date as may be agreed by all parties to said transaction. At such closing (i) the Stockholder shall deliver the Cerplex Subordinated Notes and Cerplex Warrants to be sold, and/or (ii) Parent shall deliver the Cerplex Bridge Notes to be sold, as the case may be, in any such case duly endorsed for transfer, against receipt of the purchase price therefor by certified or official bank check or by wire transfer of immediately available funds to the accounts specified by the Stockholder or Parent.

                 SECTION 5. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) June 30, 1998, (ii) the consummation of the Merger and (iii) the termination of the Merger Agreement in accordance with its terms; provided, however, that the option contained in
Section 4 hereof shall terminate at the end of the Option Period, in accordance with the provisions of such Section 4.





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                 SECTION 6.  Certain Waivers.  The Stockholder hereby agrees to waive:

                 (i) any adjustment in the Conversion Price (as defined in the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock of Parent) of the Convertible Preferred Stock that might otherwise have operated by virtue of the issuance by Parent on August 14, 1997, of 775,194 shares of Parent Common Stock in settlement of a certain class action complaint;

                 (ii) any adjustment in the respective Exercise Prices (as defined in the applicable Warrant) of the Warrants (as defined below) that might otherwise operate by virtue of the issuance by Parent of the shares of Parent Common Stock that are contemplated to be issued in the Merger; and

                 (iii) any rights to purchase Convertible Preferred Stock pursuant to Section 4.01 of the Amended and Restated Financial Support Agreement, dated as of July 31, 1997, among Parent, the Stockholder and the other parties named therein.

For the purposes of this Agreement, the term "Warrants" shall mean (i) the Common Stock Purchase Warrant, dated September 30, 1996, issued by Parent to the Stockholder, (ii) the Common Stock Purchase Warrant, dated January 27, 1997, issued by Parent to the Stockholder, (iii) the Common Stock Purchase Warrant, dated June 6, 1997, issued by Parent to the Stockholder and (iv) the Common Stock Purchase Warrant, dated July 31, 1997, issued by Parent to the Stockholder, in each case as the same may have been amended from time to time.

                 SECTION 7. Termination of Cerplex Warrants. Effective immediately preceding the consummation of the Merger, the Cerplex Warrants (and any shares issued upon exercise thereof) shall terminate, shall be of no force or effect and shall not be deemed outstanding for the purpose of calculating the Exchange Ratio in the Merger Agreement.

                 SECTION 8. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

                 SECTION 9. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.





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                 SECTION 10.  Benefits of Agreement; Assignment of Rights by
the Company. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, it is understood and agreed that the Company may assign its right and option to purchase securities pursuant to Section 4 hereof to a third party or parties by delivering a written notice of assignment to the Stockholder and Parent during the Option Period.

                 SECTION 11. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

                 (1)      if to the Company, to it at:

                          The Cerplex Group, Inc.
                          1382 Bell Avenue
                          Tustin, California 92780
                          Attn: William A. Klein

                 (2)      if to the Stockholder, to it at:

                          Welsh, Carson, Anderson & Stowe
                          320 Park Avenue, Suite 2500
                          New York, New York 10022
                          Attn: Thomas E. McInerney

                 (3)      if to Parent, to it at:

                          Aurora Electronics, Inc.
                          9477 Waples Street, Suite 250
                          San Diego, California 92121
                          Attn: Chief Executive Officer

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other party hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.





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                 SECTION 12.  Modification.  Neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and the Stockholder.

                 SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                 SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCEABLE UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.





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                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


                                             WELSH, CARSON, ANDERSON &
                                               STOWE VII, L.P.

                                             By WCAS VII Partners, L.P.,
                                               General Partner


                                             By /s/ THOMAS E. MCINERNEY
                                               ---------------------------
                                               General Partner



                                             THE CERPLEX GROUP, INC.



                                             By /s/ WILLIAM A. KLEIN
                                               --------------------------
                                               Name:  William A. Klein
                                               Title: Chairman



                                             AURORA ELECTRONICS, INC.



                                             By /s/ JIM C. COWART
                                               --------------------------
                                               Name:  Jim C. Cowart
                                               Title: Chairman